UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 9, 2015

CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 9, 2015, CorEnergy Infrastructure Trust, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended September 30, 2015.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Item 2.02, and Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed “filed” for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On November 9, 2015, the Company announced that its Board of Directors has approved a reverse stock split of the Company’s outstanding shares of common stock at a ratio of one-for-five (the “Reverse Stock Split”).  The Reverse Stock Split is scheduled to take effect at approximately 5:00 pm Eastern Time on December 1, 2015 (the “Effective Time”).  At the Effective Time, every five issued and outstanding shares of common stock of the Company will be converted into one share of common stock of the Company, and as a result the Company’s outstanding shares of common stock will decrease to 11,924,148 from 59,620,742 (at September 30, 2015).  The par value of each share of common stock and the number of CorEnergy’s authorized shares of common stock will remain unchanged.  The shares are expected to begin trading on a split-adjusted basis at market open on December 2, 2015. Trading in the common stock will continue on the NYSE under the symbol “CORR” but the security will be assigned a new CUSIP number.

The reverse stock split will not have an effect on the dividend payable on November 30, 2015, to stockholders of record on November 13, 2015.

No fractional shares will be issued in connection with the reverse stock split. Instead, each stockholder that otherwise would receive fractional shares will be entitled to receive, in lieu of such fractional shares, cash in an amount determined on the basis of the closing price of CorEnergy’s common stock on the NYSE on December 1, 2015. The reverse stock split will apply to all of CorEnergy’s outstanding shares of common stock as of the Effective Time. Stockholders of record will be receiving information from Computershare Investor Services, CorEnergy’s transfer agent, regarding their stock ownership following the reverse stock split and cash in lieu of fractional share payments, if applicable. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action in connection with the reverse stock split.

Item 9.01	Financial Statements and Exhibits.

(d)	EXHIBITS.

99.1	Press Release dated November 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: November 9, 2015	By:	/s/	Rebecca M. Sandring
Rebecca M. Sandring
Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated November 9, 2015